Exhibit 99

Rule 10b5-1 Sale Plan

This document is for:

Kenneth E. Miles and Linda J. Miles
Trustees of the Miles Family 2004 Revocable Trust
8471 Churn Creek Road
Redding, California 96002

Sale Plan, dated July 18, 2005 (the “Sales plan”), between Kenneth E. and Linda J. Miles (“Sellers”) and Hoefer & Arnett (“Broker”).

WHEREAS, the Sellers desire to establish this Sales Plan to sell shares of common stock, Bank of Commerce Holdings, no par value, and

NOW, THEREFORE, the Sellers and Broker hereby agree as follows:

Kenneth E. Miles and Linda J. Miles
Trustees of the Miles Family 2004 revocable Trust currently own 66,750 shares of Bank of Commerce Holdings common stock, no par value. The trustees desire to sell 30,000 shares of such holdings.

1.	Broker shall affect a sale (each, a “sale” and collectively, the “sales”) on each day on which NASD is open and the Stock trade’s regular way on the Exchange price at a price to net to the trustees no less than $10.75 per share, commencing on July 25, 2005.

2.	This sale plan shall become effective on July 25, 2005 and shall continue until 30,000 shares have been sold, or September 30, 2005.

3.	Sellers understand that Broker may not be able to affect a sale due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker. If any Sale cannot be executed as required by paragraph 1, due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker; Broker shall affect such sale as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event.

4.	Sellers represents and warrants that they are not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock), is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent the Broker from conducting the sales is accordance with this Sales Plan and is entering into the Sales Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10B5-1. Sellers shall immediately notify Broker if they become subject to a legal, regulatory, or contractual restriction or undertaking that would prevent the Broker from making sales pursuant to this Sales Plan, and in such a case, Sellers and Broker shall cooperate to amend or otherwise revise this Sales Plan to take into account such legal, regulatory or contractual restriction or undertaking (provided that neither party shall be obligated to take any action that would be inconsistent with the requirements of Rule 10b5-1c).

5.	It is the intent of the parties that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Sales Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c ).

6.	The Sellers acknowledge and agree that the Broker may suspend effecting Sales of Stock in the event that: (i) in the opinion of the Seller’s counsel of Issuer’s counsel, effecting such Sales is likely to result in a violation of applicable law or regulations by the Broker, the Sellers and/or Issuer, or a violation of a contract to which the Issuer is a party or by which the Issuer is bound, or (ii) the Issuer files a registration statement with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Sale of Stock (or any security which the Stock is convertible) by the Sellers, other than a registration statement on Form S-3, if such registration statement relates to the repurchase of securities solely by stockholders of the Company, or a registration statement on Form S-8 or Form S-4. If the Sale cannot be affected by the Broker as a consequence of one or more of the foregoing circumstances (each, a “Suspension Event”), the Broker will affect such Sale as promptly as practicable after the cessation or termination of the applicable Suspension Event(s), but only if such Sale complies with the trading requirements described in Section 1 above.

7.	The Sellers acknowledge and agree that it does not have the authority; influence or control over any Sales of Stock effected by the Broker pursuant to this Sales Plan, and will not attempt to exercise any authority, influence or control over such Sales. The Broker agrees not to seek advice from the Sellers with respect to the manner in which it affects the Sales under this Sales Plan.

8.	Sellers agree to make all filings, if any, under Sections 13(d) and 16 of the Exchange Act.

9.	This Sales Plan shall be governed by and construed in accordance with the laws of the State of California and may be modified or amended only by a writing signed by the parties hereto and the Issuer.

IN WITNESS THEREOF, the undersigned have signed this Sales Plan as of the date first written above.

/s/ Kenneth E. Miles	/s /Linda J. Miles

/s/ Dave Bonaccorso Hoefer & Arnett (Broker)	/s/ Dennis Arcilla Hoefer & Arnett (Director of Compliance)

Acknowledged: Bank of Commerce Holdings

/s/ Michael C. Mayer
Michael C. Mayer, President & CEO

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